Frankly Inc.

333 Bryant Street, Suite 240

San Francisco, CA 94107

Mr. Warren Spector	May 25, 2017
Raycom Media, Inc.
RSA Tower
201 Monroe Street, 20th Floor
Montgomery, AL 36104

Re:      Frankly Agreements

Dear Warren,

When signed below, the documents referenced below will be amended as follows:

1. Credit Agreement - Reference is made to the Credit Agreement between Raycom Media, Inc. (“Raycom”) and Frankly Inc. (“Frankly”) dated August 31, 2016 (as previously amended, the “Credit Agreement”). Under Sections 4.3.2.4 and 4.2.2.5 of the Credit Agreement, whether the mandatory payments to be made by Frankly in connection with a NASDAQ capital raise are credited to mandatory payments due from Frankly under Sections 4.3.2.1 and 4.3.2.2 of the Credit Agreement depends on whether Frankly’s NASDAQ capital raise is “completed by May 31, 2017.” The parties have agreed to extend the May 31, 2017 date to June 30, 2017. Accordingly, the references to “May 31, 2017,” contained in Sections 4.3.2.4 and 4.2.2.5 of the Credit Agreement are hereby replaced with “June 30, 2017.”

2. Share Purchase Agreement - Reference is made to the Share Purchase Agreement between Raycom and Frankly dated August 31, 2017 (as previously amended, “the SPA”). By Amendment dated December 20, 2016, Raycom and Frankly agreed to amend Section 4.2.1 of the SPA to provide that in lieu of the 90-day period set forth in Section 4.2.1 of the SPA for Frankly to enlarge the Frankly Board of Directors (the “Board”) to seven members, Frankly would, subject to shareholder approval, cause the Board to be enlarged to seven members by the earlier of (a) 45 days following the effective date of Frankly’s pending S-1 Registration Statement, or (b) April 15, 2017. By Amendment dated March 30, 2017, the April 15, 2017 date was replaced with May 31, 2017. The parties hereby agree to further amend Section 4.2.1 of the SPA by replacing the “May 31, 2017” date described in the preceding sentence with “July 31, 2017.”

Except as set forth herein, the Credit Agreement, SPA and Warrant Certificate shall remain in full force and effect. If the foregoing is acceptable, please return a signed copy to us at your earliest convenience.

Sincerely,

Frankly Inc.

By:	/s/ John Wilk
Name:	John Wilk
Title:	General Counsel

Accepted and Agreed:

Raycom Media, Inc.

By:	/s/ Warren Spector
Name:	Warren Spector
Title:	CFO